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EXHIBIT 21 - LIST OF SUBSIDIARIES OF THE COMPANY

1. Prima International, a California corporation and a wholly-owned subsidiary of ITEC.

2. Laser Printer Accessories Corporation, a Delaware corporation and a wholly-owned subsidiary of ITEC (Inactive).

3. Personal Computer Products, Inc., doing business as PCPI Technologies, a California corporation and a wholly-owned subsidiary of ITEC.

4. Co-Processors, Inc., a California corporation and a wholly-owned subsidiary of ITEC (Inactive).

5. NewGen Imaging Systems, Inc., a California corporation and a wholly-owned subsidiary of ITEC.

6. Color Solutions, Inc., a California corporation and a wholly-owned subsidiary of ITEC.

7. McMican Corporation, a California corporation and a wholly-owned subsidiary of ITEC.

8. AMT Accel UK Ltd., located in ITEC House, Unit 9 Milbanke Court, Milbanke Way, Bracknell, Berkshire RG12 1RP.

9. ITEC Europe Ltd., is located in ITEC House, Unit 9 Milbanke Court, Milbanke Way, Bracknell, Berkshire RG12 1RP.


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